Exhibit 99.1

Red Hat Reports Second Quarter Results

  Revenue of $220 million, up 20% from the prior year
  GAAP operating income up 24%, non-GAAP operating income up 25% from the prior year
  Deferred revenue of $650 million, up 12% from the prior year

RALEIGH, N.C.--(BUSINESS WIRE)--September 22, 2010--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2011 second quarter ended August 31, 2010.

Total revenue for the quarter was $219.8 million, an increase of 20% from the year ago quarter. Subscription revenue for the quarter was $186.2 million, up 19% year-over-year.

“We continued to benefit from new project spending, expansion and cross selling of our product solutions and strong renewals in our top accounts. Our sales execution in the quarter resulted in organic revenue growth of 20% and the best billings growth rate in two years,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “During the quarter, we introduced our Cloud Foundations portfolio in an effort to help our customers take advantage of the benefits from cloud computing in an open and cost effective way. Our flexible cloud stack will enable customers to run enterprise applications across physical servers, virtual platforms, private clouds and multiple public clouds. We are beginning to see solid interest in our cloud and virtualization initiatives as well as some early deal activity, including our first private cloud management deal over a million dollars.”

GAAP operating income for the second quarter was $34.1 million, up 24% year-over-year. After adjusting for stock compensation and amortization expenses as detailed in the tables below, non-GAAP operating income for the second quarter was $54.3 million, up 25% year-over-year.

Net income for the quarter was $23.7 million, or $0.12 per diluted share, compared with $28.9 million, or $0.15 per diluted share, in the year ago quarter which included a one time tax benefit of $7.3 million, or approximately $0.04 per diluted share. Non-GAAP net income for the quarter was $36.8 million, or $0.19 per diluted share, after adjusting for stock compensation and amortization expenses as detailed in the tables below, as compared to $39.4 million, or $0.20 per diluted share, in the year ago quarter which also included the one time tax benefit of $7.3 million, or approximately $0.04 per diluted share.

Operating cash flow totaled $64.3 million, as compared to $62.0 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $649.6 million, an increase of 12% on a year-over-year basis. Total cash, cash equivalents and investments as of August 31, 2010 was $1.05 billion.

“Our revenue and operating income growth continued this quarter with strong double digit gains in both, despite the foreign currency head wind,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Our performance was broad based with strong results across all geographic regions and routes to market. It is clear that our value proposition is resonating with customers.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat, the world's leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, NC, with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for six consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, the effects of industry consolidation, uncertainty and adverse results in litigation and related settlements, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

© 2010 Red Hat, Inc. Red Hat, the Shadowman logo and JBoss are registered trademarks of Red Hat, Inc. in the U.S. and other countries. Linux is a registered trademark of Linus Torvalds.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009
Revenue:

Subscriptions	$186,183	$156,273	$365,259	$305,063
Training and services	33,578	27,360	63,646	52,958

Total subscription, training and services revenue	219,761	183,633	428,905	358,021

Cost of revenue:

Subscriptions	12,256	10,972	24,920	21,023
Training and services	23,446	17,468	44,019	33,886

Total cost of subscription, training and services revenue	35,702	28,440	68,939	54,909

Total gross profit	184,059	155,193	359,966	303,112

Operating expense:
Sales and marketing	79,434	66,768	153,998	130,745
Research and development	42,361	36,360	83,019	71,462
General and administrative	28,193	24,523	54,638	48,308

Total operating expense	149,988	127,651	291,655	250,515

Income from operations	34,071	27,542	68,311	52,597
Interest income	1,775	2,524	3,438	5,955
Other income, net	548	3,192	1,677	3,189

Income before provision for income taxes	36,394	33,258	73,426	61,741
Provision for income taxes	12,738	4,321	25,699	14,290

Net income	$23,656	$28,937	$47,727	$47,451

Net income-diluted	$23,656	$28,937	$47,727	$47,451

Net income per share:
Basic	$0.13	$0.15	$0.25	$0.25
Diluted	$0.12	$0.15	$0.25	$0.25

Weighted average shares outstanding:
Basic	189,027	187,099	188,477	188,007
Diluted	193,560	192,659	193,457	193,060

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	August 31,	February 28,
	2010	2010
	(Unaudited)
Current assets:
Cash and cash equivalents	$669,227	$388,118
Investments in debt and equity securities	305,991	372,656
Accounts receivable, net	125,993	139,436
Deferred tax assets, net	68,618	57,951
Prepaid expenses	48,076	44,116
Other current assets	1,929	842

Total current assets	1,219,834	1,003,119

Property and equipment, net	71,544	71,708
Goodwill	438,376	438,749
Identifiable intangibles, net	101,412	108,213
Investments in debt securities	74,933	209,411
Other assets, net	37,496	39,672

Total assets	$1,943,595	$1,870,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,368	$16,483
Accrued expenses	70,267	68,334
Deferred revenue	483,477	480,572
Other current obligations	530	878

Total current liabilities	567,642	566,267

Deferred lease credits	4,257	4,184
Long term deferred revenue	166,158	165,288
Other long term obligations	23,546	24,081
Stockholders' equity:
Common stock	22	22
Additional paid-in capital	1,552,830	1,444,848
Retained earnings	185,499	137,772
Treasury stock, at cost	(552,002)	(472,646)
Accumulated other comprehensive (loss) income	(4,357)	1,056

Total stockholders' equity	1,181,992	1,111,052

Total liabilities and stockholders' equity	$1,943,595	$1,870,872

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$23,656	$28,937	$47,727	$47,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,689	11,442	23,411	22,252
Share-based compensation expense	15,675	11,013	28,849	21,689
Deferred income taxes	13,434	(940)	21,786	5,489
Excess tax benefits from share-based payment arrangements	(10,192)	(3,556)	(21,199)	(17,756)
Gain on sale of available-for-sale equity securities	(601)	(3,465)	(1,117)	(3,663)
Other	319	(80)	116	(6)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(6,794)	(5,666)	12,732	20,612
Prepaid assets	(4,153)	2,945	(4,744)	3,371
Accounts payable	2,187	4,790	(2,882)	7,788
Accrued expenses	6,712	5,214	8,252	2,185
Deferred revenue	13,439	10,155	12,381	12,516
Other	(1,087)	1,216	(384)	1,280

Net cash provided by operating activities	64,284	62,005	124,928	123,208

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(110,021)	(131,437)	(220,364)	(288,472)
Proceeds from sales and maturities of available-for-sale debt securities	215,811	83,655	414,129	206,104
Proceeds from sales of available-for-sale equity securities	609	3,838	1,157	4,059
Purchase of developed technologies and other intangible assets	(1,324)	(1,081)	(2,945)	(2,070)
Purchase of property and equipment	(8,371)	(6,635)	(15,093)	(12,662)

Net cash provided by (used in) investing activities	96,704	(51,660)	176,884	(93,041)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	10,192	3,556	21,199	17,756
Proceeds from exercise of common stock options	18,011	14,189	55,699	18,589
Purchase of treasury stock	(4,994)	(47,186)	(79,355)	(93,957)
Payments related to net settlement of employee share-based compensation awards	(1,135)	(502)	(8,190)	(2,300)
Payments on other borrowings	-	-	(877)	(900)

Net cash provided by (used in) financing activities	22,074	(29,943)	(11,524)	(60,812)

Effect of foreign currency exchange rates on cash and cash equivalents	7,795	2,034	(9,179)	8,149
Net increase (decrease) in cash and cash equivalents	190,857	(17,564)	281,109	(22,496)
Cash and cash equivalents at beginning of the period	478,370	510,616	388,118	515,548

Cash and cash equivalents at end of period	$669,227	$493,052	$669,227	$493,052

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

Cost of revenue	$1,370	$759	$2,561	$1,560
Sales and marketing	4,771	3,138	8,547	6,248
Research and development	4,080	3,075	7,435	6,348
General and administration	5,454	4,041	10,306	7,533
Total share-based compensation expense	$15,675	$11,013	$28,849	$21,689

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

Cost of revenue	$704	$989	$1,408	$1,949
Sales and marketing	2,075	2,293	4,161	4,615
Research and development	925	925	1,850	1,851
General and administration	833	804	1,655	1,601
Total amortization of intangible assets expense	$4,537	$5,011	$9,074	$10,016

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

GAAP net income	$23,656	$28,937	$47,727	$47,451

Provision for income taxes	12,738	4,321	25,699	14,290

GAAP income before provision for income taxes	$36,394	$33,258	$73,426	$61,741

Add: Non-cash share-based compensation expense	15,675	11,013	28,849	21,689
Add: Amortization of intangible assets	4,537	5,011	9,074	10,016

Non-GAAP adjusted income before provision for income taxes	$56,606	$49,282	$111,349	$93,446

Provision for income taxes (1)	19,812	9,930	38,972	25,387

Non-GAAP adjusted net income	$36,794	$39,352	$72,377	$68,059

Non-GAAP adjusted net income-diluted	$36,794	$39,352	$72,377	$68,059

Non-GAAP adjusted net income per share:
Basic	$0.19	$0.21	$0.38	$0.36
Diluted	$0.19	$0.20	$0.37	$0.35

(1) Provision for income taxes:
Non-GAAP adjusted net income before income tax provision	$56,606	$49,282	$111,349	$93,446
Estimated annual effective tax rate	35%	35%	35%	35%
Non-GAAP provision for income taxes before discrete tax benefit	$19,812	$17,249	$38,972	$32,706
Discrete tax benefit	-	7,319	-	7,319
Provision for income taxes on Non-GAAP adjusted net income	$19,812	$9,930	$38,972	$25,387

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

GAAP gross profit	$184,059	$155,193	$359,966	$303,112

Add: Non-cash share-based compensation expense	1,370	759	2,561	1,560
Add: Amortization of intangible assets	704	989	1,408	1,949

Non-GAAP gross profit	$186,133	$156,941	$363,935	$306,621

Non-GAAP gross margin	85%	85%	85%	86%

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

GAAP operating expenses	$149,988	$127,651	$291,655	$250,515

Deduct: Non-cash share-based compensation expense	(14,305)	(10,254)	(26,288)	(20,129)
Deduct: Amortization of intangible assets	(3,833)	(4,022)	(7,666)	(8,067)

Non-GAAP adjusted operating expenses	$131,850	$113,375	$257,701	$222,319

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2010	2009	2010	2009

GAAP operating income	$34,071	$27,542	$68,311	$52,597

Add: Non-cash share-based compensation expense	15,675	11,013	28,849	21,689
Add: Amortization of intangible assets	4,537	5,011	9,074	10,016

Non-GAAP adjusted operating income	$54,283	$43,566	$106,234	$84,302

Non-GAAP adjusted operating margin	24.7%	23.7%	24.8%	23.5%

CONTACT:
Red Hat Inc.
Media Contact:
Kara Schiltz, 919-301-3002
kschiltz@redhat.com
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com